 United Realty Trust Incorporated 10-Q

Exhibit 10.3

Side Letter

Gentlemen:

Reference is made to that certain Agreement of Sale (the “Agreement of Sale) dated July 23, 2014 between United Realty Partners, LLC as Purchaser and FRS Carnegie Plaza, L.L.C. as Seller, as amended by that certain First Amendment to the Agreement of Sale (“First Amendment”) dated August 19, 2014 between Purchaser and Seller.

The parties acknowledge the following:

1.	This letter shall act as an amendment to the Agreement of Sale and the First Amendment (the "Side Letter"). Capitalized terms used herein and not otherwise defined shall have such meaning as set forth in the Agreement of Sale. To the extent that there is any conflict between the terms of this Side Letter and the terms of the Agreement of Sale or First Amendment, the terms of this Side Letter shall control.

2.	The Due Diligence Period shall end on September 10, 2014. The Settlement Date shall remain September 15, 2014.

3.	In addition to the representations and warranties contained in Section 10 of the Agreement of Sale, Seller, to induce Buyer to enter into this Agreement and to purchase the Property, represents and warrants to Buyer the following:

a.	The net proceeds of the sale of the Property shall be contributed to Fox Rehabilitation Services, P.C., a New Jersey corporation (“Fox Rehab”) at Settlement;

b.	$300,000 held as cash collateral by TD Bank shall be returned to Dr. Tim Fox and then contributed to Fox Rehab at Settlement;

c.	$800,000 in tax refund proceeds shall be contributed to Fox Rehab at Settlement.

d.	Evidence of the foregoing shall be provided to Buyer at or prior to Closing.
4.	The representations and warranties made in the forgoing sections shall survive Settlement or other termination of this Agreement.
5.	Other than as expressly amended herein, all other terms of the Agreement of Sale and First Amendment shall remain in full force and effect.

6.	This Side Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures to Follow]

Side Letter (Fox)

Date:	9/5/14

FRS CARNEGIE PLAZA, L.L.C.

By:	/s/ Brett McIntyre
Brett McIntyre, Chief Financial Officer

UNITED REALTY PARTNERS, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

Side Letter (Fox)